UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices and Zip Code)

(234) 285-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, Lordstown Motors Corp. (the “Company”) announced several changes to its executive management team. Effective immediately, pursuant to mutual agreements with the Company, Steve Burns resigned as the Chief Executive Officer of the Company and from the Company’s Board of Directors (the “Board”), and Julio Rodriguez resigned as Chief Financial Officer of the Company.

The Board appointed Angela Strand, the Company’s current Lead Independent Director, as Executive Chair of the Company, Becky Roof as Interim Chief Financial Officer and Jane Ritson-Parsons, the current Interim Chief Brand Officer, as Chief Operating Officer, each effective as of June 13, 2021. Ms. Strand will oversee the organization’s transition until the Company completes its search for a permanent CEO. Ms. Roof will serve as the Interim Chief Financial Officer until the Company completes its search for a permanent Chief Financial Officer.

Ms. Strand has resigned from the compensation and nominating and corporate governance committees of the Board.

Ms. Strand, age 52, has served as a director of the Company since October 2020 and lead independent director since April 2021. Ms. Strand has also served as a director of Nuvve Holdings Corp. (NASDAQ: NVVE) since March 2021. Ms. Strand serves as the chairperson of the compensation committee and as a member of the nominating and corporate governance committee of Nuvve Holdings Corp. From March 2016 to March 2020, Ms. Strand served as a director of Integrity Applications (“Integrity”). During her time at Integrity, Ms. Strand served as Vice Chairperson of the board of directors, as chairperson of the nominating and corporate governance and compensation committees and as a member of the audit committee. Ms. Strand was a founder and senior executive of Chanje, a joint venture between Smith Electric Vehicles and FDG Electric Vehicles Ltd. (HK: 729HK) from 2016 to 2017, and a founder of In-Charge, an electric vehicle infrastructure solutions provider. Ms. Strand is also a named inventor with seven issued patents. From 2017 to 2018, Ms. Strand served as Vice President of Workhorse Group Inc.; from 2011 to 2015, Ms. Strand served as the chief marketing officer and head of business development and government affairs for Smith Electric Vehicles. Ms. Strand has also served in various executive roles at medical device, biotech and digital health firms including Proteus Digital Health (acquired by Otsuka Pharmaceutical); Aerogen (acquired by Nektar Therapeutics, NASDAQ: NKTR), Novacept (acquired by Cytyc, NASDAQ: CYTC, now NASDAQ: HOLX) and FemRx (acquired by Johnson & Johnson, NYSE: JNJ). Currently, Ms. Strand is an advisor for various companies and serves as the Founder/Managing Director of Strand Strategy.

Ms. Roof, age 65, is employed by, and has been a Managing Director of AlixPartners LLP, a global consulting firm, since 2000. She has previously served as Interim Chief Financial Officer of the Eastman Kodak Company, Hudson’s Bay Company, Aceto Corp., Anchor Glass Corporation, and several other privately held entities. Ms. Roof also served as Interim Global Controller of LyondellBasell Industries, the third-largest chemical company globally. In addition, Ms. Roof currently serves on the advisory boards of Texas Wall Street Women and Peach Outreach and is a member of the United Way Women’s Initiative in Houston.

Ms. Ritson-Parsons, age 58, has served as the Company’s Chief Interim Brand Officer since April 2021. Prior to joining the Company, Ms. Ritson-Parsons served as Group Executive, Global Brand Marketing at Hasbro Inc. from 2008 to 2018. Prior to that, she served in various capacities at Hasbro Inc. from 1993 to 2008. She also served as President, Licensing at HIT Entertainment plc from 1989 to 1993. Ms. Ritson-Parsons currently serves as a director of Flat River Group.

In connection with Ms. Strand’s appointment as the Executive Chair of the Board, Ms. Strand will receive an award of 50,000 restricted stock units granted under the Company’s 2020 Equity Incentive Plan, which shall vest at the end of her term as Executive Chair.

In connection with Ms. Roof’s appointment as the Company's Interim Chief Financial Officer, the Company entered into an Agreement for Interim Management Services (the “Management Services Agreement”) with AP Services, LLC, a subsidiary of AlixPartners. The Management Services Agreement provides that Ms. Roof will serve as the Company’s Interim Chief Financial Officer at a rate of approximately $1,200 per hour, and also calls for the engagement of other AlixPartners staff as requested by the Company at various rates set forth therein. The Management Services Agreement contains clarifying language that AP Services, LLC will serve as an independent contractor of the Company. The foregoing summary of the Management Services Agreement is qualified in its entirety by reference to the agreement itself, which is attached to this Current Report as Exhibit 10.1, and which is incorporated by reference into this Item 5.02.

In connection with Ms. Ritson-Parsons’ appointment as the Company's Chief Operating Officer, Ms. Ritson-Parsons will receive an award of 350,000 restricted stock units granted under the Company’s 2020 Equity Incentive Plan, which will vest over three years on each of the first, second and third anniversary of Ms. Ritson-Parsons’ employment, subject to Ms. Ritson-Parsons’ continued employment through each vesting date.

In addition, in connection with the changes to the Company’s executive management team and to retain and further engage the management team during this transition period, the Company granted Rich Schmidt, the President of the Company, 500,000 performance-based stock options under the Company’s 2020 Equity Incentive plan, which will fully vest on the third anniversary of the grant date if the daily volume weighted average trading price of the Company’s Class A common stock has exceeded $20 for at least 30 consecutive trading days, subject to Mr. Schmidt’s continued employment with the Company through the third anniversary of the grant date.

In connection with the separations of Mr. Burns and Mr. Rodriguez, the Company and each of Mr. Burns and Mr. Rodriguez entered into Separation and Release Agreements. Mr. Burns’ Separation and Release Agreement provides for continued base salary payments for a period of 18 months in the aggregate amount of $750,000. Mr. Rodriguez’ Separation and Release Agreement provides for continued base salary payments for a period of six months in the aggregate amount of $200,000 and continued vesting of certain outstanding stock options with an exercise price per share equal to $1.79 that are scheduled to vest in November 2021. The foregoing benefits are subject to and conditioned upon the executives execution and non-revocation of a general release of claims in favor of the Company and ongoing compliance with the restrictive covenants set forth in their respective employment agreements with the Company, which include two year non-competition and non-solicitation covenants and perpetual confidentiality and non-disparagement obligations. The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the respective Separation and Release Agreements, copies of which are filed hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

A copy of the press release the Company issued regarding the changes to the executive management team is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Management Services Agreement, dated as of June 8, 2021, between AP Services, LLC and Lordstown Motors Corp.
10.2	Separation and Release Agreement, dated June 13, 2021, between Lordstown Motors Corp. and Stephen S. Burns.
10.3	Separation and Release Agreement, dated June 13, 2021, between Lordstown Motors Corp. and Julio Rodriguez.
99.1	Press Release of Lordstown Motors Corp., issued June 14, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

Date: June 14, 2021	By:	/s/ Thomas V. Canepa
Thomas V. Canepa
General Counsel and Corporate Secretary